Exhibit 2.1

FIRST AMENDMENT TO THE

AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

CHINA NUVO SOLAR ENERGY, INC.

AND

SURGLINE, INC. AND

THE SECURITY HOLDERS OF SURGLINE, INC.

INDEX

Page

ARTICLE I – Exchange of Securities

1

1.1

Issuance of Securities

1

1.2

Exemption from Registration

1

1.3

Additional issuance of CNUV Common Stock

2

ARTICLE II – Representations and Warranties of SURGLINE

2

2.1

Organization

2

2.2

Capital

2

2.3

Subsidiaries

2

2.4

Directors and Officers

2

2.5

Financial Statements

2

2.6

Absence of Changes

2

2.7

Absence of Undisclosed Liabilities

2

2.8

Tax Returns

2

2.9

Investigation of Financial Condition

3

2.10

Intellectual Property Rights

3

2.11

Compliance with Laws

3

2.12

Litigation

3

2.13

Authority

3

2.14

Ability to Carry Out Obligations

3

2.15

Full Disclosure

3

2.16

Assets

3

2.17

Material Contracts

3

2.18

Indemnification

3

2.19

Criminal or Civil Acts

3

2.20

Restricted Securities

4

ARTICLE III – Representations and Warranties of CNUV

4

3.1

Organization

4

3.2

Capital

4

3.3

Subsidiaries

4

3.4

Directors and Officers

4

3.5

Financial Statements

4

3.6

Absence of Changes

4

3.7

Absence of Undisclosed Liabilities

4

3.8

Tax Returns

4

3.9

Investigation of Financial Condition

4

3.10

Intellectual Property Rights

4

3.11

Compliance with Laws

4

3.12

Litigation

5

3.13

Authority

5

3.14

Ability to Carry Out Obligations

5

3.15

Full Disclosure

5

3.16

Assets

5

3.17

Material Contracts

5

3.18

Indemnification

5

3.19

Quotation Board Trading Status

5

ARTICLE IV – Covenants Prior to the Closing Date

5

4.1

Investigative Rights

5

4.2

Conduct of Business

5

4.3

Confidential Information

5

4.4

Notice of Non-Compliance

6

ARTICLE V – Conditions Precedent to CNUV’s Performance

6

5.1

Conditions

6

5.2

Accuracy of Representations

6

5.3

Performance

6

5.4

Absence of Litigation

6

5.5

Officer’s Certificate

6

ARTICLE VI – Conditions Precedent to SURGLINE’s Performance

6

6.1

Conditions

6

i

6.2

Accuracy of Representations

6

6.3

Performance

6

6.4

Absence of Litigation

6

6.5

Officer’s Certificate

6

6.6

Payment of Liabilities

7

6.7

Officers of CNUV

7

6.8

Officers of SurgLine

7

ARTICLE VII – Closing

7

7.1

Closing

7

ARTICLE VIII – Covenants Subsequent to the Closing Date

7

8.1

Registration and Listing

7

ARTICLE IX – Miscellaneous

7

9.1

Captions and Headings

7

9.2

No Oral Change

7

9.3

Non-Waiver

7

9.4

Time of Essence

7

9.5

Entire Agreement

8

9.6

Choice of Law

8

9.7

Counterparts

8

9.8

Notices

8

9.9

Binding Effect

8

9.10

Mutual Cooperation

8

9.11

Announcements

8

9.12

Expenses

8

9.13

Survival of Representations and Warranties

8

9.14

Exhibits

8

9.15

Termination, Amendment and Waiver

8

EXHIBITS

Allocation of Securities

Exhibit

 1.1

Subscription Agreement

Exhibit

 1.2

Financial Statements of SURGLINE

Exhibit

 2.5

Material Contracts of SURGLINE

Exhibit

2.17

Financial Statements of CNUV

Exhibit

 3.5

Liabilities Surviving the Closing

Exhibit

 6.6

ii

THIS FIRST AMENDMENT TO THE AREEMENT (“Agreement”) is made this 1st day of September, 2011, by and among China Nuvo Solar Energy, Inc., a Nevada corporation (“CNUV ”),  SurgLine, Inc., a Nevada corporation (“SURGLINE”), and the security holders of SURGLINE (the “SURGLINE Security Holders”) who are listed on Exhibit 1.1 hereto.

WHEREAS, CNUV is a publicly-owned Nevada corporation with 1,475,000,000 shares of authorized common stock, par value $0.001 per share (the “CNUV Common Stock”) and, as of August 31, 2011, with 1,090,729,838 issued and outstanding shares and is quoted on the Over the Counter Quotation Board (the “OTCQB”) and on the Pinksheets under the symbol “CNUV” and 25,000,000 shares of authorized preferred stock

WHEREAS, SURGLINE is a private Nevada corporation, the shares of which (the “SURGLINE Shares”), are owned as of the date hereof by all the SURGLINE Security Holders on the signature page hereto;

WHEREAS, CNUV desires to acquire all of the SURGLINE Shares from the SURGLINE Security Holders in exchange for an aggregate of 857,143 newly issued shares of CNUV Series B Preferred Stock (the “Exchange Shares”);

WHEREAS, immediately upon consummation of the Closing (as hereinafter defined), the Exchange Shares will be issued to the SURGLINE Security Holders on a pro rata basis, in proportion to the ratio that the number SURGLINE Shares held by such SURGLINE Security Holders bears to the pro rata portion of SURGLINE Shares held by all the SURGLINE Security Holders as of the date of the Closing as set forth Exhibit 1.1 hereto;

WHEREAS, contemporaneously with the Closing, CNUV shall have obtained shareholder approval to amend its Articles of Incorporation to (a) increase its authorized capital stock to 6,500,000,000 shares consisting of (a) 6,475,000,000 shares of common stock and (b) 25,000,000 shares of preferred stock (the “Authorized Increase”) and (b) create the 2011 Employee Stock Incentive Plan (the “2011 Employee Stock Incentive Plan” and together with the Authorized Increase, the “Amendment”);

WHEREAS, following the Closing and the filing of the Amendment with the Secretary of State of Nevada, SURGLINE will become a wholly-owned subsidiary of CNUV, and the Exchange Shares will be converted to a number of shares of common stock in their totality that will equal approximately seventy percent (70%) of the total outstanding shares of CNUV Common Stock on a fully-diluted basis; and

WHEREAS, the Parties intend that the transaction contemplated herein (the “Transaction”) qualify as a reorganization and tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I

Exchange of Securities

1.1

Issuance of Securities. Subject to the terms and conditions of this Agreement, CNUV agrees to issue the Exchange Shares as fully paid and non-assessable unregistered shares of CNUV ’s $.001 par value Series B Preferred  Stock (the “CNUV  Preferred Shares”) for all 23,215,000  issued and outstanding shares of the $.001 par value common stock of SURGLINE (the “SURGLINE Shares”) held by the SURGLINE Security Holders.  All CNUV Preferred Shares will be issued directly to the SURGLINE Security Holders on the date the transaction contemplated by this Agreement closes (the “Closing Date”), pursuant to the schedule set forth in Exhibit 1.1.  Following the filing of the Amendment of the CNUV’s articles of incorporation, with the Secretary of State of Nevada, the Exchange Shares issued to the SurgLine shareholders will be converted to an amount of shares of common stock that will equal in their totality seventy (70%) of the issued and outstanding common stock of the Company, on a fully diluted basis.

1.2

Exemption from Registration. The parties hereto intend that all CNUV common stock to be issued to the SURGLINE Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) and/or Regulation D of the Act and rules and regulations promulgated thereunder.  In furtherance thereof, each of the SURGLINE Security Holders will execute and deliver to CNUV on the Closing Date their consent to this Agreement set forth in Exhibit 1.2 hereto.

           1.3     Additional Issuance of CNUV common stock.  CNUV will additionally issue, after the Exchange Shares have been converted to common stock, three percent (3%) of the total post closing shares of common stock, as full and final settlement to satisfy the “fully diluted basis” in Paragraph 1.1 above (the “anti-diluted shares”). The anti diluted shares will be issued on a pro rata basis to the SurgLine shareholders based on the percentage ownership of the SurgLine shares.

ARTICLE II

Representations and Warranties of SURGLINE

SURGLINE hereby represents and warrants to CNUV that:

2.1

Organization. SURGLINE is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2

Capital. The authorized capital stock of SURGLINE consists of 75,000,000 authorized shares of $.0001par value common stock, of which 23,215,000 shares of common stock are outstanding.  There are no authorized shares of preferred stock.  All of the outstanding common stock of SURGLINE are duly and validly issued, fully paid and non-assessable.  There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities (except as provided in Section 1.3, above) or other agreements or commitments obligating SURGLINE to issue any additional shares of its capital stock of any class, other than those itemized on Schedule 2.2.

2.3

Subsidiaries. SURGLINE does not have any subsidiaries or own any interest in any other enterprise.

2.4

Directors and Officers. The names and titles of the directors and officers of SURGLINE as of the date of this Agreement are as follows:

Name	Position
Thomas G. Toland	Chief Executive Officer and Director
Derek Cahill	Treasurer, Secretary and Director
Richard Dutch	President

2.5

Financial Statements. Exhibit 2.5 hereto consists of the audited financial statements of SURGLINE for the period ended June 30, 2011 (the “SURGLINE Financial Statements”). The audit should be conducted by a member firm of and in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America. The SURGLINE Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by SURGLINE throughout the periods indicated, and fairly present the financial position of SURGLINE as of the dates of the balance sheets included in the SURGLINE Financial Statements and the results of operations for the periods indicated.  There are no material omissions or non-disclosures in the SURGLINE Financial Statements.

2.6

Absence of Changes. Since June 30, 2011, there has not been any material change in the financial condition or operations of SURGLINE, except as contemplated by this Agreement and the notes issued or to be issued per Section 1.3 herein.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7

Absence of Undisclosed Liabilities. As of June 30, 2011, SURGLINE did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the SURGLINE Financial Statements.

2.8

Tax Returns. Except for the items on Schedule 2.8, SURGLINE has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.5 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by SURGLINE.

2.9

Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, CNUV, its legal counsel and accountants shall have the opportunity to meet with SURGLINE’s accountants and attorneys to discuss the financial condition of SURGLINE during reasonable business hours and in a manner that does not interfere with the normal operation of SURGLINE’s business.  SURGLINE shall make available to CNUV all books and records of SURGLINE, provided, however, that SURGLINE will be under no obligation to provide any information subject to confidentiality provisions or waive any privilege associated with any such information.

2.10

Intellectual Property Rights. SURGLINE owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

2.11

Compliance with Laws. To the best of SURGLINE’s knowledge, SURGLINE has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12

Litigation. SURGLINE is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of SURGLINE, threatened against or affecting SURGLINE or its business, assets or financial condition, except as disclosed in Exhibit 2.12.  SURGLINE is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  SURGLINE is not engaged in any material litigation to recover monies due to it.

2.13

Authority. The Board of Directors of SURGLINE has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and SURGLINE has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of SURGLINE and is enforceable in accordance with its terms and conditions.  By execution of Exhibit 1.2, all of the SURGLINE Security Holders have agreed to and have approved the terms of this Agreement.

2.14

Ability to Carry Out Obligations. To the best of SURGLINE’s knowledge, the execution and delivery of this Agreement by SURGLINE and the performance by SURGLINE of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which SURGLINE is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of SURGLINE, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of SURGLINE.

2.15

Full Disclosure. None of the representations and warranties made by SURGLINE herein or in any exhibit, certificate or memorandum furnished or to be furnished by SURGLINE, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16

Assets. SURGLINE’s assets are fully included in Exhibit 2.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 2.5.

2.17

Material Contracts.  All of SURGLINE’s material contracts, are attached as Exhibit 2.17.

2.18

Indemnification. SURGLINE agrees to indemnify, defend and hold CNUV and CNUV ’s officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against CNUV which arise out of, or result from (i) any breach by SURGLINE in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by SURGLINE under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by SURGLINE in this Agreement.

2.19

Criminal or Civil Acts. No executive officer, director or principal stockholder of SURGLINE has ever been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD (FINRA) judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

2.20

Restricted Securities.  SURGLINE and the SURGLINE Security Holders, by execution of this Agreement and of Exhibit 1.2, acknowledge that all of the CNUV Shares issued by CNUV are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

ARTICLE III

Representations and Warranties of CNUV

CNUV represents and warrants to SURGLINE that:

3.1

Organization. CNUV is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2

Capital. The authorized capital stock of CNUV currently consists of 1,475,000,000 shares of $.001 par value common stock, of which 1,090,729,838 shares are currently outstanding. CNUV has 25,000,000 shares of $0.001 par value preferred stock authorized and no shares of preferred stock issued and outstanding. All of CNUV’s outstanding securities are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating CNUV to issue any additional shares of its capital stock of any class except as included and described in Schedule 3.2.

3.3

Subsidiaries. Other than those described in Schedule 3.3 CNUV does not have any subsidiaries or own any interest in any other enterprise.

3.4

Directors and Officers. Henry Fong is the Chief Executive Officer and a Director, Richard W. Perkins is a Director and Barry Hollander is the Chief Financial Officer.

3.5

Financial Statements. Exhibit 3.5 hereto consists of the audited financial statements of CNUV for the years ended July 31, 2010 and 2009 and the unaudited financial statements of CNUV for the nine months ended April 30, 2011 and 2010 (the “CNUV Financial Statements”).  The CNUV Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by CNUV throughout the periods indicated, and fairly present the financial position of CNUV as of the dates of the balance sheets included in the CNUV Financial Statements and the results of operations for the periods indicated.  There are no material omissions or non-disclosures in the CNUV Financial Statements.

3.6

Absence of Changes. Since April 30, 2011,  there has not been any material change in the financial condition or operations of CNUV, except as contemplated by this Agreement.

3.7

Absence of Undisclosed Liabilities. As of April 30, 2011, CNUV did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the CNUV Financial Statements.

3.8

Tax Returns. Within the times and in the manner prescribed by law, CNUV has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable, except as described in Schedule 3.8

3.9

Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, SURGLINE, its legal counsel and accountants shall have the opportunity to meet with CNUV’s accountants and attorneys to discuss the financial condition of CNUV.  CNUV shall make available to SURGLINE all books and records of CNUV.

3.10

Intellectual Property Rights. Other than disclosed in their SEC filings CNUV does not have any other material patents, trademarks, service marks, trade names, copyrights or other intellectual property rights.

3.11

Compliance with Laws. CNUV has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

3.12

Litigation. CNUV is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of CNUV, threatened against or affecting CNUV or its business, assets or financial condition.  CNUV is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  CNUV is not engaged in any material litigation to recover monies due to it.

3.13

Authority. All Directors of CNUV have authorized the execution of this Agreement and the transactions contemplated herein, and CNUV has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of CNUV, and is enforceable in accordance with its terms and conditions.

3.14

Ability to Carry Out Obligations. The execution and delivery of this Agreement by CNUV and the performance by CNUV of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which CNUV is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of CNUV , or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of CNUV .

3.15

Full Disclosure. None of the representations and warranties made by CNUV herein, or in any exhibit, certificate or memorandum furnished or to be furnished by CNUV or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16

Assets.  CNUV has no assets or liabilities, other than those on the Financial Statements

3.17

Material Contracts.  CNUV has no material contracts.

3.18

Indemnification. CNUV agrees to indemnify, defend and hold SURGLINE harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against SURGLINE, which arise out of, or result from (i) any breach by CNUV in performing any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by CNUV under this Agreement,  (ii) a failure of any representation or warranty in this Article III, or (iii) any untrue statement made by CNUV in this Agreement.

3.19

Quotation Board Trading Status. CNUV shall be in compliance with all requirements for, and its common stock shall continue to be quoted on, the Electronic Quotation Board on the Closing Date, such that the common stock of CNUV may continue to be so quoted without interruption following the Closing Date.

ARTICLE IV

Covenants Prior to the Closing Date

4.1

Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2

Conduct of Business. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

4.3

Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4

Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V

Conditions Precedent to CNUV’s Performance

5.1

Conditions. CNUV’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V.  CNUV may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by CNUV of any other condition of or any of CNUV’s other rights or remedies, at law or in equity, if SURGLINE shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2

Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by SURGLINE in this Agreement or in any written statement that shall be delivered to CNUV by SURGLINE under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3

Performance. SURGLINE shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4

Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against SURGLINE on or before the Closing Date.

5.5

Officer’s Certificate. SURGLINE shall have delivered to CNUV a certificate dated the Closing Date signed by the Chief Executive Officer of SURGLINE certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

ARTICLE VI

Conditions Precedent to SURGLINE’s Performance

6.1

Conditions. SURGLINE’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI. SURGLINE may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by SURGLINE of any other condition of or any of SURGLINE’s rights or remedies, at law or in equity, if CNUV shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2

Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by CNUV in this Agreement or in any written statement that shall be delivered to SURGLINE by CNUV under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3

Performance. CNUV shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4

Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against CNUV on or before the Closing Date.

6.5

Officer’s Certificate. CNUV shall have delivered to SURGLINE a certificate dated the Closing Date signed by the Chief Executive Officer of CNUV certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6

Payment of Liabilities. On or before the Closing Date, CNUV shall have paid all outstanding obligations and liabilities of CNUV through the Closing Date, including obligations created subsequent to the execution of this Agreement, except the liabilities as the Parties may agree that would survive the Closing as disclosed on Exhibit 6.6.

6.7

Officers of CNUV. The Officers of CNUV will be the following effective as of the Closing:

Name	Position
Thomas G. Toland	Chief Executive Officer and President
Richard Dutch	Chief Operating Officer and Secretary
Barry Hollander	Treasurer and Chief Financial Officer

6.8

Officers of Surgline. On the Closing Date, the Board of Directors of CNUV shall elect the officers of SURGLINE as set forth in Section 2.4.

ARTICLE VII

Closing

7.1

Closing. The closing of this Agreement shall be held at the offices of CNUV at any mutually agreeable time and date prior to August 31, 2011, unless extended by mutual agreement.  At the closing:

(a)

SURGLINE shall deliver to CNUV (i) copies of Exhibit 1.2 executed by all of the SURGLINE Security Holders, (ii) a schedule representing all of the outstanding SURGLINE Shares duly endorsed to CNUV , (iii) the officer’s certificate described in Section 5.5, and (iv) signed minutes of its directors approving this Agreement; and

(b)

CNUV shall deliver to the SURGLINE Security Holders (i) certificates representing the CNUV Shares of CNUV’s common stock pursuant to the computations set forth in Exhibit 1.1 hereto, (ii) the officer’s certificate described in Section 6.5, (iii) signed minutes of its sole director approving this Agreement, and (iv) resignations if required of its officers and directors pursuant to Sections 6.7 and 6.8.

ARTICLE VIII

Covenants Subsequent to the Closing Date

Registration and Listing. Following the Closing Date, CNUV shall use its best efforts to continue CNUV’s common stock quotation on the Electronic Quotation Board.

ARTICLE IX

Miscellaneous

9.1

Captions and Headings. The Article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2

No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3

Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4

Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5

Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6

Choice of Law. This Agreement and its application shall be governed by the laws of the state of Nevada.

9.7

Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8

Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

CNUV:

China Nuvo Solar Energy, Inc.

319 Clematis Street, Suite 703

West Palm Beach, FL.  33401

Attn:  Henry Fong, Chief Executive Officer

SURGLINE:

SurgLine, Inc.

1301 Dove St. Suite 800
Newport Beach, CA, 92660

Attn:  Tom Toland, Chief Executive Officer

9.9

Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10

Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11

Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.12

Expenses. Each party will bear their own expenses, including any broker’s or finder’s fees and the expenses of their representatives, if any, and legal fees incurred at any time in connection with this Agreement.

9.13

Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

9.14

Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

9.15

Termination, Amendment and Waiver.

(a)

Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(1)

By mutual written consent of SURGLINE and CNUV;

(2)

By either SURGLINE or CNUV;

(i)

If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)

If the transaction shall not have been consummated on or before August 31, 2011.

(3)

By SURGLINE, if CNUV breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)

By CNUV, if SURGLINE breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)

Effect of Termination.  In the event of termination of this Agreement by either CNUV or SURGLINE, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of SURGLINE or CNUV.

(c)

Extension; Waiver.  At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)

Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of SURGLINE or CNUV, action by its respective Board of Directors.

In witness whereof, the parties have executed this Agreement Concerning the Exchange of Securities on the date indicated above.

CHINA NUVO SOLAR ENERGY, INC.

SURGLINE, INC.

By: /s/ Henry Fong

By: /s/ Thomas G. Toland

Henry Fong

Thomas G. Toland

Chief Executive Officer

Chief Executive Officer

EXHIBIT 1.1

SCHEDULE OF SURGLINE SECURITY HOLDERS

AND

ALLOCATION OF CNUV SHARES

Name of SURGLINE Security Holder	SS or Tax ID#	Number of SURGLINE Shares Exchanged	Number of CNUV Shares to be Issued
SEE ATTACHED SCHEDULE

__________
__________
__________
__________
__________
__________
__________

EXHIBIT 1.2

SURGLINE’S SHAREHOLDER CONSENT

The undersigned, being the holders of a majority of the issued and outstanding shares of common stock of SurgLine, Inc., a Nevada corporation (the “Company”), pursuant to the Nevada Revised Statutes, do hereby approve and adopt the following resolutions as though adopted at a special meeting of the Company’s stockholders duly called and held:

WHEREAS, the board of directors of the Company approved the Agreement Concerning the Exchange of Securities By and Among China Nuvo Solar Energy, Inc. (“CNUV”) and the Company (“Exchange Agreement”) as set forth on Exhibit A hereto whereby securities of the Company would be exchanged for shares of CNUV (the “Exchange”).

RESOLVED, that the Exchange with Cnuv is hereby approved under the terms set forth in the Exchange Agreement, subject to any changes, modifications, amendments, and supplements as the executive officers of the Company, or any of them, deem necessary or appropriate.

RESOLVED, that the Company’s officers, or any of them, are hereby authorized in their discretion to take any and all actions as they deem necessary, advisable or appropriate in order to effectuate the Exchange, including, without limitation, executing and delivering such agreements, instruments and documents contemplated by the Exchange Agreement, and performing the obligations of the Company thereunder, including, without limitation, abandoning the Exchange at any time the chief executive officer of the Company deems appropriate; and

RESOLVED, that this written consent may be signed in counterparts, all of which taken together shall constitute one and the same instrument; and signatures to this written consent may be delivered by facsimile and other electronic means.

The undersigned is signing this written consent on the date set forth below.

STOCKHOLDER:

IF AN INDIVIDUAL:

IF AN ENTITY:

____________________________________

Entity Name: ___________________________

Print Name: __________________________

By: ___________________________________

Date: _______________________________

Print Name: ____________________________

Title: __________________________________

Date: __________________________________

EXHIBIT 2.5

FINANCIAL STATEMENTS OF SURGLINE

EXHIBIT 3.5

FINANCIAL STATEMENTS OF CNUV

EXHIBIT 6.6

LIABILITIES SURVIVING THE CLOSING

SEE ATTACHED

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